FOR IMMEDIATE RELEASE

Contact: Steven Kiel

(434) 382-7366

investorrelations@sitestar.com

Sitestar Corporation Announces Third Quarter 2016 Financial Results

Lynchburg, VA. — November 14, 2016 — Sitestar Corporation (OTCQB: SYTE) (“Sitestar” or the “Company”) today reported financial results for the quarter ended September 30, 2016.

Sitestar Corporation

Comprehensive income (loss) attributable to Sitestar Corporation Stockholders for the third quarter and the first nine months of 2016 is ($1,606) and $116,121 respectively.

Results in the quarter were negatively affected by a decline in the value of marketable securities, one-time acquisition expenses in HVAC Operations, and significant accounting, audit and legal expenses related to the completion of the 2014 restatement and 2015 annual report. Results were positively affected by the increased activity in HVAC Operations, the continued stabilization of revenue and right-sizing of expenses in Internet Operations, and the sale of a block of IP addresses.

Steven Kiel, Sitestar’s Chief Executive Officer stated, “We continue to move forward on building a diverse group of businesses. Our HVAC Operations is growing both organically and through acquisition. We now have two quarters in a row that show the cash generating ability of our Internet Operations. We also continue to monetize our real estate holdings. Our accounting, audit and legal expenses related to the completion of the multi-year audit and the release of our 10-K in July totaled more than $200,000 during the quarter. We are happy to have those expenses behind us.”

Kiel added, “We are excited to be partnering with Dave Waters and Alluvial Fund, LP and look forward to their January 1, 2017 launch. I also want to recognize the additions of Alea Kleinhammer as our controller and Rodney Lake as our Chief Operating Officer.”

HVAC Operations

Nathan Reid, Chief Executive Officer of Sitestar’s HVAC Operations, stated, “We are pleased to have completed two transactions during the third quarter ended September 30, 2016. Each business has provided tremendous value to Sitestar, and I am happy with the effectiveness and speed of their integration. We look forward to generating positive results as we head back into the busy season."

During the quarter HVAC Operations acquired two private companies for total consideration of $915,000. Start-up and acquisition-related expenses totaled approximately $40,000.

Internet Operations

Sitestar’s Internet Operations sold a block of IP addresses during the quarter for a one-time gain of $90,000. This gain is categorized as other comprehensive income in the financial statements. Tabitha Keatts, President of Internet Operations, and her team have been diligently working to provide value to customers while continuing to seek opportunities to reduce unnecessary expenses. Mrs. Keatts stated, “Our team is doing an admirable job balancing operational efficiency with customer retention.”

Real Estate Operations

Sitestar’s Real Estate operations sold four residential properties in the quarter for net proceeds of $339,036. The carrying value of these properties at the time of sale was $346,802. Eight properties generated rental revenue during the quarter with total revenue of $27,023 and cost of revenue of $11,104.

About Sitestar
Sitestar Corporation and its subsidiaries engage in several diverse business activities in the following industries: Heating, Ventilation and Air Conditioning, internet, real estate, and asset management. The company's philosophy is to centralize capital allocation decisions at the corporate level and decentralize operational decisions among subsidiary managers.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted. Copies of Sitestar’s press releases and additional information about Sitestar are available at www.sitestar.com.